                                                               Exhibit (d)(xxii)

                    AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of October 3, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and MORGAN STANLEY INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 1, 1999, as amended, with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the amended fee with respect to the SunAmerica Series Trust International Diversified Equities Portfolio. Schedule A is also attached hereto.

                                                        Annual Fee
                                                  (as a percentage of the
                                               average daily net assets the
                                                 Subadviser manages in the
Portfolio(s)                                            portfolio)
------------                                   ----------------------------
International Diversified Equities Portfolio   0.45% on first $250 million
                                               0.40% on next $250 million
                                               0.35% over $500 million

     2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     4. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.  MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By: /s/ PETER A. HARBECK               By: /s/ MICHAEL P. KILEY
    ---------------------------------      ------------------------------------
Name: Peter A. Harbeck                 Name: Michael P. Kiley
Title: President and Chief Executive   Title: Managing Director
       Officer

                                   SCHEDULE A

                            Effective October 3, 2005

                                                          ANNUAL FEE
                                               (AS A PERCENTAGE OF THE AVERAGE
                                               DAILY NET ASSETS THE SUBADVISER
PORTFOLIO(S)                                      MANAGES IN THE PORTFOLIO)
------------                                   -------------------------------
International Diversified Equities Portfolio   0.45% on first $250 million
                                               0.40% on next $250 million
                                               0.35% over $500 million

Technology Portfolio                           0.50% on the first $250 million
                                               0.45% on the next $250 million
                                               0.40% over $500 million

Worldwide High Income Portfolio                0.45% on the first $350 million
                                               0.40% over $350 million


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